SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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ICN Pharmaceuticals, Inc. is restating in its entirety information concerning persons who may be deemed participants in accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, as follows:

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.


Participant Information
-----------------------

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. The number of shares of ICN common stock beneficially owned by each of these persons as of March 15, 2002 is listed in parenthesis after his or her name.

Milan Panic, Chairman of the Board and Chief Executive Officer (2,568,051); Adam Jerney, President and Director (1,077,184); John E. Giordani, Executive Vice President and Chief Financial Officer (80,815); Gregory Keever, Executive Vice President, General Counsel and Corporate Secretary
(none); Bill A. MacDonald, Executive Vice President, Strategic Planning (85,032); Alan F. Charles, Executive Vice President, Public Relations (101,763); Johnson Y.N. Lau, Senior Vice President, Research and Development (50,000); James G. McCoy, Executive Vice President, Human Relations (25,000); David Watt, Executive Vice President, Biomedicals (93,650).

ICN's directors who are not also executive officers are: Norman Barker, Jr (165,567); Birch E. Bayh, Jr. (112,295); Edward Burkhardt (250,000);
Abraham E. Cohen (none); Ronald Fogleman (1,000); Roger Guillemin (144,106); Jean-Francois Kurz (143,278); Steven Lee (25,000); Stephen Moses (90,694) and Rosemary Tomich (3,750). Roderick M. Hills will become a director of ICN upon Roger Guillemin's resignation as a director of ICN. Upon completion of the previously announced initial public offering of a minority interest in ICN's wholly owned subsidiary, Ribapharm Inc., Dr. Guillemin will become a director of Ribapharm and resign as a director of ICN. Mr. Hills does not beneficially own any shares of ICN common stock. Mr. Cohen was appointed as a director of ICN on April 10, 2002.

ICN is also a party to employment agreements with its executive officers under which executive officers may be entitled to receive compensation and other payments upon certain events, including upon the occurrence of specific events following a change of control of ICN. Additionally, ICN's executive officers have options to acquire shares of ICN common stock, some of which are unvested as of the date hereof. These options will vest upon the occurrence of these events.